Exhibit 99.1

February 13, 2009

Superclick, Inc.
10222 St. Michel
Suite 300
Montreal, Quebec H1H 5H1
Canada

Attn. Mr. Todd Pitcher, Chairman of the Board of Directors

Reference: Letter of Resignation

For personal reasons, I hereby would like to present my formal resignation as a Member of the Board of Directors of Superclick, Inc. I wish you and the Company the best. Thank you for your support.

Sincerely,

/s/ Wendy Borow Johnson

Wendy Borow Johnson